As filed with the Securities and Exchange Commission on May 26, 1998
                                                        Registration No.33-16927
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                REUTERS GROUP PLC
             (Exact name of Registrant as Specified in its Charter)

      ENGLAND AND WALES                                     NONE
 (State or Other Jurisdiction of                      (I.R.S. Employer
Incorporation or Organization)                        Identification No.)

                                 85 FLEET STREET
                            LONDON EC4P 4AJ, ENGLAND
                    (Address of Principal Executive Offices)

                         REUTERS UK SHARE OPTION SCHEME
                          REUTERS US STOCK OPTION PLAN
                  REUTERS HOLDINGS UK SAYE SHARE OPTION SCHEME
            REUTERS HOLDINGS PLC US SAYE INCENTIVE STOCK OPTION PLAN
              REUTERS HOLDINGS (OVERSEAS) SAYE SHARE OPTION SCHEME
                            (Full title of the plans)

                        --------------------------------

                             NANCY C. GARDNER, ESQ.
                                CORPORATE COUNSEL
                              REUTERS AMERICA INC.
                                  1700 BROADWAY
                               NEW YORK, NY 10019
                                 (212) 603-3300
            (Name, address and telephone number of agent for service)

                           Copy of communications to:

                           WILLIAM A. PLAPINGER, ESQ.
                               SULLIVAN & CROMWELL
                                ST. OLAVE'S HOUSE
                               9a IRONMONGER LANE
                            LONDON EC2V 8EY, ENGLAND

                         -------------------------------

                                EXPLANATORY NOTE

    On September 1, 1987 Reuters Holdings PLC, an English company ("Reuters Holdings"), filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (Registration No. 33-16927) relating to the stock option plans listed on the front cover hereof (the "Plans") and, on March 17, 1995 Reuters Holdings filed Post-Effective Amendment No. 1 to such registration statement.

    This Post-Effective Amendment No. 2 to the registration statement (as amended, the "Registration Statement") is being filed by Reuters Group PLC, an English company (the "Registrant"), pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), as the successor issuer to Reuters Holdings following a court-sanctioned capital reorganization, consummated February 18, 1998, in which ordinary shares of 2.5p in Reuters Holdings were exchanged for a combination of ordinary shares of 25p each in the Registrant and cash. As a result, Reuters Holdings is now a subsidiary of the Registrant. In all other respects, the business and assets of the Reuters group of companies have not been affected.

    In accordance with Rule 414(d) under the Securities Act, the Registrant, as the successor to Reuters Holdings, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    The registration fees were paid at the time of the original filing of the Registration Statement. Because no additional securities are being registered, no further registration fee is required.

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


ITEM 1.   PLAN INFORMATION

    All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

    All information required by Part I of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are incorporated by reference in this Post-Effective Amendment No.2 to the Registration Statement:

1. The Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 1997 (the "1997 20-F").

2. The Registrant's Special Report on Form 6-K dated March 5, 1998, which includes a description of the Registrant's share capital and the American depositary receipts representing the Registrant's ordinary shares of 25p each.

3. The Registrant's Reports on Form 6-K dated January 20, 1998, February 4, 1998, February 10, 1998, February 19, 1998 and April 2, 1998.

    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

    Not applicable.

ITEM 5.   INTERESTS OF NAMES EXPERTS AND COUNSEL

    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 310 of the Companies Act 1985 of Great Britain, as amended (the "Companies Act"), provides:

    "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

    "(2) Except as provided by the following subsection, any such provision is void.

    "(3) This section does not prevent a company -

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him -

                (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favour or he is acquitted, or

               (ii)   in connection with any application under section 144(3) or
                      (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court."

    Section 727 of the Companies Act provides:

    "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court may think fit.

    "(2) If any such officer or person aforesaid has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on any such application shall have the power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

    "(3) Where any case to which subsection (1) of this section applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

    Regulation 155 of the Registrant's Articles of Association provides:

    "Subject to the provisions of and so far as may be consistent with the [Companies Act], every Director, Auditor, Secretary or other officer of the [Registrant] shall be entitled to be indemnified by the [Registrant] out of its own funds against all costs, charges, losses, expenses and liabilities incurred by him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office including (without prejudice to the generality of the foregoing) any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the [Registrant] and in which judgment is given in his favour (or the proceedings are otherwise disposed of without finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

    Regulation 89(B) of the Registrant's Articles of Association provides:

    "Without prejudice to the provisions of Regulation 155 the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees or auditors of the [Registrant], or of any other company which is its parent undertaking or in which the [Registrant] or such parent undertaking or any of the predecessors of the [Registrant] or of such parent undertaking has any interest whether direct or indirect or which is in any way allied to or associated with the [Registrant], or of any subsidiary undertaking of the [Registrant] or of any such other company, or who are or were at any time trustees of any pension fund in which any employees of the [Registrant] or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the [Registrant] or any such other company, subsidiary undertaking or pension fund.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.   EXHIBITS

3.        Memorandum and Articles of Association of the Registrant (filed as
          Exhibit 2.1 to the 1997 Form 20-F and incorporated herein by reference).

4. Deposit Agreement, dated February 18, 1998, among the Registrant, Morgan Guaranty Trust Company of New York, as depositary, and all holders from time to time of American Depositary Receipts issued thereunder (filed as Exhibit 2.2 to the 1997 Form 20-F and incorporated herein by reference).

5.        Opinion of Clifford Chance

23.1.     Consent of Clifford Chance (included in Exhibit 5)

24.       Power of Attorney (included on signature page)


ITEM 9.   UNDERTAKINGS

    (1)   The Registrant hereby undertakes:

                     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section
              10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

              Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                         (iii) To include any material information with respect
              to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
         Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on April 21, 1998.

                                        REUTERS GROUP PLC


                                        By:  /s/ Robert O. Rowley
                                            ------------------------------------
                                            Robert O. Rowley
                                            Finance Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert O. Rowley such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities to sign any and all post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                           TITLE                                   DATE


 /s/ Peter J. D. Job
-------------------------------         Chief Executive Officer                 April 21, 1998
Peter J. D. Job                         (Principal Executive Officer)


 /s/ Robert O. Rowley
-------------------------------         Finance Director                        April 21, 1998
Robert O. Rowley                        (Principal Financial Officer)




                                      -6-





 /s/ Sir Christopher A. Hogg
-------------------------------         Chairman; Director                      April 21, 1998
Sir Christopher A. Hogg


 /s/ Robert P. Bauman
-------------------------------         Director                                April 21, 1998
Robert P. Bauman


 /s/ Sir John Craven
-------------------------------         Director                                April 21, 1998
Sir John Craven


 /s/ Michael P. Green
-------------------------------         Director                                April 21, 1998
Michael P. Green


 /s/ Jean-Claude Marchand
-------------------------------         Director                                April 21, 1998
Jean-Claude Marchand


 /s/ Roberto Mendoza
-------------------------------         Director                                April 21, 1998
Roberto Mendoza


 /s/ Richard L. Olver
-------------------------------         Director                                April 21, 1998
Richard L. Olver


 /s/ John M. C. Parcell
-------------------------------         Director                                April 21, 1998
John M. C. Parcell


 /s/ Charles J. F. Sinclair
-------------------------------         Director                                April 21, 1998
Charles J. F. Sinclair


 /s/ David G. Ure
-------------------------------         Director                                April 21, 1998
David G. Ure


 /s/ Andre-F. H. Villeneuve
-------------------------------         Director                                April 21, 1998
Andre-F. H. Villeneuve


 /s/ Sir David A. Walker
-------------------------------         Director                                April 21, 1998
Sir David A. Walker





                                      -7-




 /s/ Philip K. Wood
-------------------------------         Deputy Finance Director                 April 21, 1998
Philip K. Wood                          (Principal Accounting Officer)





Authorized Representative
in the United States:




 /s/ Nancy C. Gardner
-------------------------------                                                 April 21, 1998
Nancy C. Gardner
Corporate Counsel
Reuters America Inc.